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                                                                   EXHIBIT 10.50

                             MASTER LEASE AGREEMENT

         MASTER LEASE AGREEMENT dated as of March 19, 1998 by and between COMDISCO LABORATORY AND SCIENTIFIC GROUP; A DIVISION OF COMDISCO HEALTHCARE GROUP, INC. ("Lessor") and GUILFORD PHARMACEUTICALS INC. ("Lessee").

         IN CONSIDERATION of the mutual agreements described below, the parties agree as follows (all capitalized terms are defined in Section 14.12:

         1.      Property Leased.

                 Lessor leases to Lessee all of the Equipment described on each Schedule. In the event of a conflict, the terms of a Schedule prevail over this Master Lease.

         2.      Term.

         On the Commencement Date Lessee will be deemed to accept the Equipment, will be bound to it rental obligations for each item of Equipment and the term of a Schedule will begin and continue through the Initial Term and thereafter until terminated by either party upon prior written notice received during the Notice Period. No termination may be effective prior to the expiration of the Initial Term.

         3.      Rent and Payment.

         Rent is due and payable in advance, in immediately available funds, on the first day of each Rent Interval to the payee and at the location specified in Lessor's invoice. Interim Rent is due and payable when invoiced. If any payment is not made when due, Lessee will pay interest at the Overdue Rate.

         4.      Selection and Warranty and Disclaimer of Warranties.

                 4.1 Selection. Lessee acknowledges that it has selected the Equipment and disclaims any reliance upon statements made by the Lessor.

                 4.2 Warranty and Disclaimer of Warranties. Lessor warrants to Lessee that, so long as Lessee is not in default, Lessor will not disturb Lessee's quiet and peaceful possession, and unrestricted use of the Equipment. To the extent permitted by the manufacturer, Lessor assigns to Lessee during the term of the Schedule any manufacturer's warranties for the Equipment. LESSOR MAKES NO OTHER WARRANTY, EXPRESS OR IMPLIED AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE MERCHANTABILITY OF THE EQUIPMENT OR ITS FITNESS FOR A
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PARTICULAR PURPOSE OR ITS COMPLIANCE WITH GOVERNMENTAL REGULATIONS.  Lessor is
not responsible for any liability, claim, loss, damage or expense of any kind (including strict liability in tort) caused by the Equipment except for any loss or damage caused by negligent act of lessor. In no event is Lessor responsible for special, incidental or consequential damages.

         5.      Title and Assignment.

                 5.1 Title. Lessee holds the Equipment subject and subordinate to the rights of the Owner, Lessor, any Assignee and any Secured Party. Lessee authorizes Lessor, as Lessee's agent, to prepare, execute and file in Lessee's name precautionary Uniform Commercial Code financing statements showing the interest of the Owner, Lessor, and any Assignee or Secured Party in the Equipment and to insert serial numbers in Schedules as appropriate. Except as provided in Sections 5.2 and 7.2, Lessee will, at its expense, keep the Equipment free and clear from any liens or encumbrances of any kind (except any caused by Lessor) and will indemnify and hold Lessor, Owner, any Assignee and Secured Party harmless from and against any loss caused by Lessee's failure to do so.

                 5.2 Relocation or Sublease. Upon prior written notice, Lessee may relocate the Equipment to any location within the continental United States provided (i) the Equipment will not be used by any entity exempt from federal income tax, (ii) all additional costs (including any administrative fees, additional taxes and insurance coverage) are reconciled and promptly paid by Lessee. Lessee may sublease the Equipment upon the reasonable consent of the Lessor and the Secured party and provided Lessee meets the requirements under (i) and (ii) above. No relocation or sublease will relieve Lessee from any of its obligations under this Master Lease and the applicable Schedules.

                 5.3 Assignment by Lessor. The terms and conditions of each Schedule have been fixed by Lessor in order to permit Lessor to sell and/or assign or transfer its interest or grant a security interest in each Schedule and/or the Equipment to a Secured Party or Assignee. In that event the term Lessor will mean the Assignee and any Secured Party. However, any assignment, sale, or other transfer by Lessor will not relieve Lessor of its obligations to Lessee and will not materially change Lessee's duties or materially increase the burdens or risks imposed on Lessee. The Lessee consents to and will acknowledge such assignments in a written notice given to Lessor. Lessee also agrees that:

                 (a) The Secured Party will be entitled to exercise all of Lessor's rights, but will not be obligated to perform any of the obligations of Lessor. The Secured Party will not disturb Lessee's quiet and peaceful possession and unrestricted use of the Equipment so





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                          long as Lessee is not in default and the Secured
                          Party continues to receive all Rent payable under the Schedule;

                 (b) Lessee will pay all Rent and all other amounts payable to the Secured Party, despite any defense or claim which it has against Lessor. Lessee reserves its right to have recourse directly against Lessor for any defense or claim; and

                 (c) Subject to and without impairment of Lessee's leasehold rights in the Equipment, Lessee holds the Equipment for the Secured Party to the extent of the Secured Party's rights in that Equipment.

         6.      Net Lease and Taxes and Fees.

                 6.1 Net Lease. Each Schedule constitutes a net lease. Lessee's obligation to pay Rent and all other amounts is absolute and unconditional and is not subject to any abatement, reduction, sell-off, defense, counterclaim, interruption, deferment or recoupment for any reason whatsoever.

                 6.2 Taxes and Fees. Lessee will pay when due or reimburse Lessor for all taxes, fees or other charges (together with any related interest or penalties not arising from the negligence of Lessor) accrued for or arising during the term of each Schedule against Lessor. Lessee or the Equipment by any governmental authority (except only Federal, state and local taxes on the capital or the net income of Lessor). Lessor will file all personal property tax returns for the Equipment and pay all property taxes due. Lessee will reimburse Lessor for property taxes within thirty (30) days of receipt of an invoice.

         7. Care, Use and Maintenance, Attachments and Reconfigurations, and Inspection by Lessor.

                 7.1 Care, Use and Maintenance. Lessee will operate the Equipment in accordance with all laws and regulations and maintain the Equipment in good operating order and appearance, protect the Equipment from deterioration, other than normal wear and tear, and will not use the Equipment for any purpose other than that for which it was designed. If commercially available, Lessee will maintain in force a standard maintenance contract with the manufacturer of the Equipment and upon request will provide Lessor with a complete copy of that contract. With lessor's prior written consent, Lessee may have the Equipment maintained by a party other than the manufacturer. Lessee agrees to pay any costs necessary for the manufacturer to bring the Equipment to then current release, revision and engineering change levels and to re-certify the Equipment as eligible for manufacturer's maintenance at the expiration of the lease term. The lease term






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will continue upon the same terms and conditions until recertification has been obtained.

                 7.2 Attachments and Reconfigurations. Upon Lessor's prior written consent Lessee may reconfigure and install Attachments on the Equipment. In the event of such a Reconfiguration or Attachment, Lessor shall, upon return of the Equipment, at its expense, restore the Equipment to the original configuration specified on the Schedule in accordance with the manufacturer's specifications and in the same operating order, repair and appearance as when installed (normal wear and tear excluded). Alternately, with Lessor's prior written consent which shall not be unreasonably withheld, Lessee may return the Equipment with any Attachment or upgrade.

                 7.3 Inspection by Lessor. Upon request, Lessee, during reasonable business hours and subject to Lessee's security requirements, will make the Equipment and its related log and maintenance records, instruction manuals, published statements of capabilities and technical specifications and certification, qualification and calibration reports available to Lessor for inspection.

         8.      Representations and Warranties of Lessee.

         Lessee represents and warrants that for the master Lease and each Schedule;

          (a) The execution, delivery and performance of the Lessee have been duly authorized by all necessary corporate action;

          (b)    The individual executing was duly authorized to do so;

          (c) The Master Lease and each Schedule constitute legal, valid and binding agreements of the Lessee enforceable in accordance with their terms;

          (d) The Equipment is personal property and when subjected to use by the Lessee will not be or become fixtures under applicable law; and

          (e) The Equipment will be for laboratory use only and will not be used in a clinical environment on patients.

         9.      Delivery and Return of Equipment.

         Lessee assumes the full expense of transportation of the Equipment to its initial location, installation, deinstallation and return to a location within the continental United States (including without limitation the expense of in-transit insurance) all pursuant to Lessor's instructions and manufacturer's specifications. Regarding deinstallation, Lessee will assure that the Equipment is deinstalled by the manufacturer in accordance with the manufacturer's recommended procedures





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and decontaminated for transport in accordance with any Environmental Law, and returned with a Verification of Uncontamination in the same operating order, repair, condition and appearance as when originally installed (less normal wear and tear and depreciation) meeting all original equipment manufacturer's specifications for continued manufacturer's maintenance, and accompanied by all associated documents, manuals (including, but not limited to, those listed in Section 7.3), spare parts and accessories and maintenance records for the duration of the Schedule. In connection with deinstallation, Lessee will assure that any contaminant removed from the Equipment will be removed and transported by a licensed waste removal transporter.

         10.     Labeling.

         Upon request, Lessee will mark the Equipment indicating Lessor's interest. Lessee will keep all equipment free from any other marking or labeling which might be interpreted as a claim of ownership.

         11.     Indemnity.

         Lessee will indemnify and hold Lessor, its parent company, any Assignee and any Secured Party harmless from and against any and all claims, cases, expenses, damages and liabilities, including reasonable attorneys' fees arising out of the ownership (for strict liability in tort only), selection possession, leasing operation control, use maintenance, delivery, return or other disposition of the Equipment. However, Lessee is not responsible to a party indemnified hereunder for any claims, costs, expenses, damages and liabilities occasioned by the negligent acts of such indemnified party. Lessee agrees to carry death, bodily injury and property damage liability insurance during the term of the Master Lease in amounts and against risks customarily insured against by the Lessee on similar equipment owned by it. Any amounts received by Lessor under that insurance will be credited against Lessee's obligations under this Section.

         12.     Risk of Loss.

         Effective upon delivery and until the Equipment is returned, Lessee relieves Lessor of responsibility for all risks of physical damage to or loss or destruction of the Equipment. Lessee will carry casualty insurance for each item of Equipment in an amount not less than the Casualty Value. All policies for such insurance will name the Lessor and any Secured Party as additional insured and as loss payee, and will provide for at least thirty (30) days prior written notice to the Lessor of cancellation or expiration. The Lessee will furnish appropriate evidence of such insurance. Lessee shall promptly repair any damaged item of Equipment unless such Equipment has suffered a Casualty Loss. Within fifteen (15) days of a Casualty Loss, Lessee will provide written notice of that loss to Lessor and Lessee will at Lessor's option, either (a) replace the items of equipment with Like Equipment and marketable title to the Like Equipment will automatically vest in





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Lessor or (b) pay the Casualty value and after that payment and the payment of all other amounts due and owing, Lessor's obligation to pay further Rent for the item of Equipment will cease.

         13.     Default, Remedies and Litigation.

                 13.1 Default. The occurrence of any one or more of the following Events of Default constitutes a default under a Schedule.

                 (a) Lessee's failure to pay Rent or other amounts payable by Lessee when due if that failure continues for ten (10) days after written notice, or

                 (b) Lessee's failure to perform any other term or condition of the Schedule or the material inaccuracy of any representation or warranty made by the Lessee in the Schedule or in any document or certificate furnished to the Lessor hereunder if first failure or inaccuracy continues for fifteen (15) days after written notice; or

                 (c) An assignment by Lessee for the benefit of its creditors, the failure by Lessee to pay its debts when due, the insolvency of Lessee, the filing by Lessee or the filing against Lessee of any petition under any bankruptcy or insolvency law or for the appointment of a trustee or other officer with similar powers the adjudication of Lessee as insolvent the liquidation of Lessee or the taking of any action for the purpose of the foregoing; or

                 (d) The occurrence of an Event of Default under any Schedule or other agreement between Lessee and Lessor or its Assignee or Secured Party.

                 13.2 Remedies. Upon the occurrence of any of the above Events of Default, Lessor, at its option may:

                 (a) enforce Lessee's performance of the provisions of the applicable Schedule by appropriate court action in law or in equity;

                 (b) recover from Lessee any damages and or expenses including Default Costs;

                 (c) with notice and demand, recover all sums due and accelerate and recover the present value of the remaining payment stream of all Rent due under the defaulted Schedule (discounted at the same rate of interest at which such defaulted Schedule was discounted with a Secured Party plus any prepayment fees charged to lessor by the Secured Party or, if there is no Secured Party, then discounted at 5%)





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                 together with all Rent, and other amounts currently due as liquidated damages and not as a penalty;

                 (d) With notice and process of law and in compliance with Lessee's security requirements, Lessor may enter on Lessee's premises to remove and repossess the Equipment without being liable to Lessee for damages due to the repossession, except those resulting from Lessor's its assignees, agents or representatives negligence; and

                 (e)      pursue any other remedy permitted by law or equity.


         The above remedies in Lessor's discretion and to the extent permitted by law, are cumulative and may be exercised successively or concurrently.

                 13.3     Mitigation.      Upon return of the Equipment
pursuant to the terms of Section 13.2, Lessor will use its best efforts in accordance with its normal business procedures (and without obligation to give any priority to such Equipment) to mitigate Lessor's damages as described below: EXCEPT AS SET FORTH IN THIS SECTION, LESSEE HEREBY WAIVES ANY RIGHTS NOW OR HEREAFTER CONFERRED BY STATUTE OR OTHERWISE WHICH MAY REQUIRE LESSOR TO MITIGATE ITS DAMAGES OR MODIFY ANY OF LESSOR'S RIGHTS OR REMEDIES STATED HEREIN. Lessor may sell, lease or otherwise dispose of all or any part of the Equipment at a public or private sale for cash or credit with the privilege of purchasing the Equipment. The proceeds from any sale, lease or other disposition of the Equipment are defined as either:

         (a) If sold or otherwise disposed of, the cash proceeds less the Fair Market Value of the Equipment at the expiration of the Initial Term less the Default Costs; or

         (b) if leased, the present value (discounted at three points over the prime rate as referenced in The Wall Street Journal at the time of the mitigation) of the rentals for a term not to exceed the Initial Term, less the Default Costs.

         Any proceeds will be applied against liquidated damages and any other sums due to Lessor from Lessee. However, Lessee is liable to Lessor for, and Lessor may recover, the amount by which the proceeds are less than the liquidated damages and other sums due to Lessor from Lessee.

         14.     Additional Provisions.

                 14.1. Entire Agreement. This Master Lease and associated Schedules supersede all other oral or written agreements or understandings between the parties concerning the Equipment including, for example, purchase orders, ANY





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AMENDMENT OF THIS MASTER LEASE OR A SCHEDULE, MAY ONLY BE ACCOMPLISHED BY A
WRITING SIGNED BY THE PARTY AGAINST WHOM THE AMENDMENT IS SOUGHT TO BE
ENFORCED.

                 14.2 No Waiver. No action taken by Lessor or Lessee shall be deemed to constitute a waiver of compliance with any representation, warranty or covenant contained in this Master Lease or a Schedule. The waiver by Lessor or Lessee of a breach of any provision of this Master Lease or a Schedule will not operate or be construed as a waiver of any subsequent breach.

                 14.3 Binding Nature. Each Schedule is binding upon, and inures to the benefit of Lessor and its assigns. LESSEE MAY NOT ASSIGN ITS RIGHTS OR OBLIGATIONS.

                 14.4 Survival of Obligations. All agreements, obligations including, but not limited to those arising under Section 6.2, representations and warranties contained in this Master Lease, any Schedule or in any document delivered in connection with those agreements are for the benefit of Lessor and any Assignee or Secured Party and survive the execution, delivery, expiration or termination of this Master Lease.

                 14.5 Notices. Any notice, request or other communication in either party by the owner will be given in writing and deemed received upon the earlier of actual receipt or three days after mailing if mailed postage prepaid by regular or airmail to Lessor (to the attention of "Lease Administrator") or Lessee, at the address set out in the Schedule of, one day after it is sent by courier or facsimile transmission if receipt is verified by the receiving party.

                 14.6 Applicable Law. THIS MASTER LEASE HAS BEEN, AND EACH SCHEDULE WILL HAVE BEEN MADE, EXECUTED AND DELIVERED IN THE STATE OF ILLINOIS AND WILL BE GOVERNED AND CONSTRUED FOR ALL PURPOSES IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO CONFLICT OF LAW PROVISIONS. NO RIGHTS OR REMEDIES REFERRED TO IN ARTICLE 2A OF THE UNIFORM COMMERCIAL CODE WILL BE CONFERRED ON LESSEE UNLESS EXPRESSLY GRANTED IN THIS MASTER LEASE OR A SCHEDULE.

                 14.7 Severability. If any one or more of the provisions of the Master Lease or any Schedule is for any reason held invalid, illegal or unenforceable, the remaining provisions of this Master Lease and any such Schedule will be unimpaired, and the invalid, illegal or unenforceable provision replaced by a mutually acceptable valid, legal and enforceable provision that is closest to the original intention of the parties.





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                 14.8     Counterparts.  This Master Lease and any Schedule may
be executed in any number of counterparts, each of which will be deemed an original, but as such, counterparts together constitute one and the same instrument. If Lessor grants a security interest in all or any part of a Schedule, the Equipment or sums payable thereunder, only that counterpart Schedule marked "Secured Party's Original" can transfer Lessor's rights and all other counterparts will be marked "Duplicate."

                 14.9 Licensed Products. Lessee shall obtain no title to Licensed Products which at all times remain the property of the owner of the Licensed Products. A license from the owner may be required and it is the Lessee's responsibility to obtain any required license before the use of the Licensed Products. Lessee agrees to treat the Licensed Products as confidential information of the owner, to observe all copy right restrictions, and not to reproduce or sell the Licensed Products.

                 14.10 Additional Documents. Lessee will, upon execution of this Master Lease and as may be requested thereafter, provide Lessor with a secretary's certificate of incumbency and authority and any other documents reasonably requested by Lessor. Upon the execution of each Schedule with an aggregate Rent in excess of $2,000,000, Lessee will provide Lessor with an opinion from Lessee's counsel regarding the representations and warranties in
Section 8. Lessee will furnish, upon request, audited financial statements for the most recent period.

                 14.11 Electric Communications. Each of the parties may communicate with the other by electronic means under mutually agreeable terms.

                 14.12 Definitions. Assignee - means entity to whom Lessor has sold or assigned its rights as owner and Lessor of Equipment.

         Attachment - means any accessory, equipment or device and the installation thereof that does not impair the original function or use of the Equipment and is capable of being removed without causing material damage to the Equipment and is not an accession to the Equipment.

         Casualty Loss - means the irreparable loss or destruction of Equipment.

         Casualty Value - means the amount equal to the present value of the aggregate Rent remaining for the balance of the current term, plus the present value of the Fair Market Value (determined as of the expiration of the current term) of Like Equipment computed using an interest rate equal to the rate for Treasury Securities having a comparable term to the current term. However, if a Casualty Value Table is attached to the relevant Schedule, its terms will control.





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         Commencement Certificate - means the Lessor provided certificate which must be signed by Lessee within ten days of the Commencement Date as requested by Lessor.

         Commencement Date - is defined in each Schedule.

         Contaminant - means those substances which are regulated by or form the basis of liability under Environmental Law, including, without limitation, asbestos, polychlorinated biphenyl ("PCB") and radioactive substances or other material or substance which has in the past or could in the future constitute a health, safety or environmental hazard to any person, property or natural resource.

         Default Costs - means reasonable attorney's fees and remarketing costs resulting from a Lessee default or Lessor's enforcement of its remedies.

         Environmental Law - means any federal, foreign, state or local law, rule or regulation pertaining to the protection of the environment, including, but not limited to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") (42. U.S.C. Section 9601 et seq.), the Federal Water Pollution Control Act (33 U.S.C. 1251 et seq.), the Resource, Conservation and Recovery Act (42 U.S.C. 8901 et seq.), the Clean Air Act (42 U.S.C. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. 2501 et seq.), the Federal Insecticide, Fungicides and Rodanticide Act (7 U.S.C. 1361 et seq.), and the Occupational Safety and Health Act (10 U.S.C. 851 et seq.), as these laws have been amended or supplemented and any analogous foreign, state or local statutes, and the regulations promulgated pursuant therein.

         Equipment - means the property described on a Schedule and any replacement for that property required or permitted by this Master Lease or a Schedule but not including any Attachments.

         Event of Default - means the events described in Subsection 13.1.

         Fair Market Value - means the aggregate amount which would be obtainable in an arm's-length transaction between an informed and willing buyer/user purchasing the Equipment in place for its originally intended use and an informed and willing seller under no compulsion to sell.

         Initial Term - means the period of time beginning on the first day of the first full Rent Interval following the Commencement Date for all items of Equipment and continuing for the number of Rent intervals indicated on a Schedule.





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         Installation Date - means the day on which the Equipment is installed and qualified for a commercially available manufacturer's standard maintenance contract or warranty coverage, if available.

         Interim Rent - means the pro-rata portion of Rent due for the period from the Commencement Date through but not including the first day of the first full Rent Interval included in the Initial Term.

         Licensed Products - means any software or other licensed products attached to the Equipment.

         Like Equipment - means replacement Equipment which is lien free and of the same model, type, configuration and manufacture as Equipment.

         Notice Period - means the time period described in a Schedule during which Lessee may give Lessor notice of the termination of the term of that Schedule.

         Overdue Rate - means the lesser of 18% per year or the maximum rate permitted by the law of the state where the Equipment is located.

         Owner - means the owner of Equipment.

         Reconfiguration - means any change to Equipment that would upgrade or downgrade the performance capabilities of the Equipment in any way.

         Rent - means the rent, including Interim Rent Lessee will pay for each item of Equipment expressed in a Schedule either as a specific amount or an amount equal to the amount which Lessor pays for an item of Equipment multiplied by a lease rate factor plus all other amounts due to Lessor under this Master Lease or a Schedule.

         Rent Interval - means a full calendar month or quarter as indicated on a Schedule.

         Schedule - means an Equipment Schedule which incorporates all of the terms and conditions of this Master Lease and, for purposes of Section 14.8, its associated Commencement Certificate(s).

         Secured Party - means an entity to whom Lessor has granted a security interest in a Schedule and related Equipment for the purpose of securing a loan.

         Verification of Decontamination - means a letter from the party performing the decontamination, stating that it is properly licensed to perform the decontamination and that an actual decontamination and disposal of Contaminants was completed in accordance with the manufacturer's specifications and procedures





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
and all applicable governmental rules and regulations including but not limited to all Environmental Laws.


         IN WITNESS WHEREOF, the parties herein have executed this Master Lease on or as of the day and year first above written.


GUILFORD PHARMACEUTICALS INC.                               COMDISCO LABORATORY AND
as Lessee                                                   SCIENTIFIC GROUP, A DIVISION
                                                            OF COMDISCO HEALTHCARE
                                                            GROUP, INC.
                                                            as Lessor

By:            /s/ Andrew R. Jordan                         By:         /s/ Doug Berman
      ---------------------------------------------                -----------------------------------------

Title:         S.V.P. & CFO                                 Title:      Credit Manager
         ------------------------------------------                 ----------------------------------------





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
                                    ADDENDUM
                         TO THE MASTER LEASE AGREEMENT
                              DATED MARCH 18, 1998
                                    BETWEEN
                    COMDISCO LABORATORY AND SCIENTIFIC GROUP
            A DIVISION OF COMDISCO HEALTHCARE GROUP, INC. ("LESSOR")
                                      AND
                    GUILFORD PHARMACEUTICALS INC. ("LESSEE")



The terms and conditions of the Master Lease Agreement are hereby modified and amended as follows:

Section 1 Property Leased

                 Add the following at the end, "with respect to that particular Schedule only".

Section 4 Selection and Warranty and Disclaimer of Warranties

                 Subsection 4.2 Warranty and Disclaimer of Warranties

                 Line 2 after "is not" add "materially" and after "default" add "under this Agreement or the applicable Schedule".

                 Line 12 after "negligent acts" add "or willful misconduct".

Section 5 Title and Assignment

                 Subsection 5.2 Relocation or Sublease

                 Line 4 after "additional" add "reasonable" and after "costs" add "of Lessor related to such relocation".

                 Line 7 after "Secured Party" add "such consent not to be unreasonably withheld, delayed, or conditioned".

                 Subsection 5.3 Assignment by Lessor

                 Subparagraph (a) line 5 after "is not" add "materially" and after "default" add "under this Agreement or the applicable Schedule".

                 At the end of the paragraph add Subparagraph (d)
                 "Notwithstanding the foregoing, no transfer pursuant to this section 5.3 shall be effective
                 as to an Assignee without the prior written consent of Lessee (which consent shall not be unreasonably withheld, delayed or conditioned)".

Section 6 Net Lease and Taxes and Fees

                 Subsection 6.2 Taxes and Fees

                 Line 5 after "net income" add "or gross receipts in lieu of state and local taxes on the capital or net income" and after "of Lessor" add "arising from the Lessee's lease of Equipment under this Agreement".

                 Delete the last two sentences in their entirety and replace with "To the extent permitted by law Lessee shall be responsible for the filing of all personal property tax returns in respect of the Equipment and shall pay all taxes due and owing with respect to Equipment leased hereunder by Lessee and indicated on such returns. Lessee shall furnish Lessor with such information as reasonably necessary to verify Lessee's payment of such personal property tax and all taxes indicated".

Section 7 Care, Use and Maintenance, Attachments and Reconfigurations, and Inspection by Lessor

                 Subsection 7.1 Care, Use and Maintenance

                 Line 5 delete "if commercially available".

                 Line 7 after "Equipment" add "or a third party".

                 Subsection 7.2 Attachments and Reconfigurations

                 Line 2 after "consent" add "(which consent shall not be unreasonably withheld, delayed or conditioned)".

                 Line 8 delete "consent which will not be unreasonably withheld" and replace with "which consent shall not be unreasonably withheld, delayed or conditioned".

                 Subsection 7.3 Inspection by Lessor

                 Line 2 after "hours" add "and upon reasonable prior notice to Lessee".

Section 8 Representations and Warranties of Lessee

                 Subparagraph (c) line 3 after "terms" add "subject to bankruptcy, in solvency, liquidation, reorganization, fraudulent conveyance, and similar laws affecting creditors' rights generally and general principals of equity".

                 Subparagraph (e) line after "laboratory" add "or office".

Section 9 Delivery and Return of Equipment

                 Line 6 after "manufacturer" and "or a third party reasonably acceptable to Lessor".

Section 11 Indemnity

                 Line 8 after "negligent acts" add "or willful misconduct".

Section 12 Risk of Loss

                 Line 7 after "Lessee will" add "upon the request of Lessor".

Section 13 Default, Remedies and Mitigation

                 Subsection 13.1 Default

                 Line 2 after "constitutes a" add "material".

                 Subparagraph (a) line 2 after "after" add "Lessee's receipt of".

                 Subparagraph (b) line 1 after "other" add "material" and line 5 after "after" add "Lessee's receipt of".

                 Subparagraph (c) line 3 after "against Lessee" add "unless such filing is dismissed within sixty (60) days".

                 Subsection 13.2 Remedies

                 Subparagraph (d) line 6 after "negligence" add "or willful misconduct".

Section Additional Provisions

                 Subsection 14.3 Binding Nature

                 At end of section delete the period and add "without the prior consent of Lessor, which consent will not be unreasonably withheld, delayed or conditioned".

                 Subsection 14.5 Notices

                 At the end of section delete the period and add "or in the case of courier delivery, delivery is refused".

                 Subsection 14.9 Licensed Products

                 Line 5 delete the period and add "and Lessor's taking title thereto".

                 Subsection 14.10 Additional Documents

                 Line 2 after secretary's add "or assistant secretary's".

                 At the end of the paragraph delete the word period and replace with "fiscal year".

Except as set out herein, Lessor and Lessee hereby agree that the terms and conditions of the Master Lease Agreement shall remain in full force and effect as entered into by the parties on or prior to the date hereof.


GUILFORD PHARMACEUTICALS INC.                               COMDISCO LABORATORY AND
as Lessee                                                   SCIENTIFIC GROUP, A DIVISION
                                                            OF COMDISCO HEALTHCARE
                                                            GROUP, INC.
                                                            as Lessor

By:            /s/ Andrew R. Jordan                         By:         /s/ Doug Berman
      ---------------------------------------------                -----------------------------------------

Title:         S.V.P. & CFO                                 Title:      Credit Manager
         ------------------------------------------                 ----------------------------------------

Date:          3/20/98                                      Date:       4/10/98
         ------------------------------------------                 ----------------------------------------